Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 22, 2011, with respect to the consolidated financial statements of Student Transportation Inc. (the “Company”) and our report dated September 28, 2011 with respect to the Reconciliation of Canadian Generally Accepted Accounting Principles to United States Generally Accepted Accounting Principles, incorporated by reference in the Registration Statement on Form F-10 and the final short form prospectus of the Company.

MetroPark, New Jersey	/s/ Ernst & Young LLP
March 12, 2012	Ernst & Young LLP